Exhibit 32.5

SECTION 1350 CERTIFICATION

OF THE CHIEF EXECUTIVE OFFICER

I, C. Taylor Pickett, Chief Executive Officer of OHI Healthcare Properties Holdco, Inc., the primary general partner of OHI Healthcare Properties Limited Partnership (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2017

/S/ C. TAYLOR PICKETT
C. Taylor Pickett
Chief Executive Officer of
OHI Healthcare Properties Holdco, Inc.,
the Primary General Partner